Exhibit 10.15

Note: Certain portions have been omitted from this Agreement in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission. Omitted information has been replaced with an asterisk. Omitted information has been filed separately with the Securities and Exchange Commission.

OnPointsm Solutions

Rate Per Engine Flight Hour

ENGINE SERVICES AGREEMENT

BETWEEN

GE ENGINE SERVICES, INC.

AND

AVIANCA

CFM56-5B

Agreement Number: 1-271756304

Dated: January 18, 2008

This proposed Agreement will remain open until January 18, 2008 and will expire if not signed by all Parties on or before that date.

PROPRIETARY INFORMATION NOTICE

The information contained in this document is GE Engine Services, Inc. (“GE”) and AVIANCA Proprietary Information and is disclosed in confidence. It is the property of GE and AVIANCA and will not be used, disclosed to others or reproduced without their express written consent. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document will appear in any such reproduction. U.S. export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

TABLE OF CONTENTS

Article No.	Topic	Page No.

1.	Recitals	3
2.	Definitions	3
3.	Term	3
4.	Scope	3
5.	Equipment Covered	3
6.	Rate Per EFH Services	3
7.	Supplemental Work	7
8.	General Provisions	8
9.	Customer Responsibilities	9
10.	[*]	10
11.	[*]	10
12.	[*]	11
13.	Termination	11
14.	General Terms and Conditions	12

Exhibit No.	Topic	Page No.

A.	Definitions	14
B.	Equipment Covered	17
C.	Addition of Engines	20
D.	Removal of Engines	21
E.	Pricing	22
F.	On-Wing Support – Supplemental Work	28
G.	Line Replaceable Units	29
H.	Warranty	31
I.	General Terms & Conditions	32
J.	Warranty Assignment Letter	35

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

OnPointsm Solutions Engine Services Agreement

Article 1 – Recitals

1.1	Parties and Effective Date	THIS ENGINE SERVICES AGREEMENT is made as of this 10th day of January, 2008 by and between Aerovias del Continente Americano S.A. (AVIANCA), having its principal place of business at Centro Administrativo, Avenida El Dorado, Bogota, Colombia (“Customer”) and GE Engine Services, Inc., having its principal place of business at 1 Neumann Way, Cincinnati, Ohio 45215 (“GE”) (either a “Party” or collectively, the “Parties”).

Article 2 – Defined Terms

2.1	Definitions	See Exhibit A for terms not otherwise defined in this Agreement

Article 3 – Term

3.1	[*]	[*]

3.2	Exclusive Agreement	This Agreement, insofar as it relates to Services, including Supplemental Work, will be exclusive. Except as otherwise expressly provided in this Agreement, Customer will not enter into any other arrangement with a third party, including Customer’s or Customer’s affiliates’ shops, for such Services with respect to Customer’s Engines during the term hereof. If the Customer regains operational control and/or maintenance responsibility for a previously removed Engine, Customer will add such Engine to this Agreement.

Article 4 – Scope

4.1	Scope	The OnPoint Solutions program is a comprehensive engine maintenance program under which Services are performed by GE on Engines and priced on a rate per engine flight hour (hereinafter “Rate Per EFH” ) basis or, for Supplemental Work as described in Article 7, priced on a time and material or other pricing basis as set forth in Exhibit E. GE agrees to provide parts, materials and Service(s) to restore Equipment to Serviceable condition in accordance with the established Repair Specification, the Workscope and the terms of this Agreement.

Article 5 – Equipment Covered

5.1	Equipment Covered	Customer’s fleet of Engines covered under this Agreement as of the Effective Date are identified in Exhibit B, which may be amended from time to time to incorporate addition or removal of Engines from the Agreement. GE will provide rates (based on the methodology used for the Firm Aircraft) for any of the Purchase Right Aircraft, and Rolling Purchase Right Aircraft, if so requested by Customer. Customer then has the option to include these into this Agreement under such revised rates.

Article 6 – Rate Per EFH Services

6.1	[*]	[*]

6.2	[*]	[*]

6.3	Addition or Removal of Engines	[*] delivered new to Customer will be covered without the requirement for any Qualifying Shop Visit; only the impact on pricing must be agreed on by the parties. Customer may remove Engines from the Agreement in accordance with Exhibit D. GE has the right to adjust the Rate Per EFH for additions or removals of Engines as further described therein. [*]

6.4	[*]	[*]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

6.5	[*]	[*]

1.       Correct a deficiency known or suspected at that time or performance deterioration which has created an Unserviceable condition or to comply with an AD if such AD mandates compliance prior to the next scheduled shop visit per the Removal Schedule.

2.       If applicable, to install new LLP due to life expiration (unless the LLP installed at the last shop visit prior to the Effective Date did not conform to the minimum build requirement in the Repair Specification).

3. A Minimum Build Standard of 12,000 cycles will be used for all shop visits.

6.6	Workscope and Repair Specification	Upon Induction of Engines, GE will prepare a preliminary Workscope and provide a copy of such Workscope to Customer. Such Workscope may include reliability and performance enhancements and Approved Aviation Authority approved repairs. GE may recommend amendment to the Repair Specification to include reliability and performance enhancements during the term hereof to improve Engine operating characteristics and incorporate OEM-approved repairs, subject to Customer’s comments and approval that will not be unreasonably withheld, conditioned or delayed, provided there is no cost or operational impact. The final Workscope must be approved in writing by Customer before restorative Services commence. Any changes or amendments to the Repair Specification will be mutually agreed by the Parties and may result in an adjustment in the pricing set forth in Exhibit E.

6.7	[*]

[*]

3. Recommend, as appropriate, the replacement of a Delivered Engine with a Serviceable replacement Engine of like configuration and condition. In such case, title to the removed Engine will vest with GE and title to the replacement Engine will vest with Customer or the owner of the Delivered Engine, provided the terms of such replacement comply with any aircraft lease or mortgage applicable to such replaced Engine. Customer will make reasonable commercial efforts to facilitate such title passage.

4. Repair or replace LLP with LLP having at least as much remaining life, on a part by part basis, as the removed LLP.

5. Repair LRU’s received with an Engine for a Rate Per EFH Shop Visit and which were installed on the Engine when it was removed from the aircraft for Services, as evidenced by records provided in accordance with Article 9.9.

6. Comply with Airworthiness Directives (“ADs”), that are published as of the Effective Date and AD’s and Category 1 through 6 Service Bulletins that are required to be incorporated during the term of this Agreement regardless of the permitted compliance date. If an AD has an option of inspecting or making repairs, GE and Airline will mutually agree as to the proper course of action.

7. Provide all labor, materials and parts necessary to return Engine to a Serviceable condition where an Engine or module requires Services for, or as a result of, Major FOD, to a maximum amount for each Engine of the greater of any insurance deductible covering such Major FOD event or $500,000.00. The rate for this coverage is based upon the historical fleet average for this Engine line and is subject to adjustment for the actual FOD rate experienced by Customer during this Agreement.

8. Administer the support and repair services subcontract with Goodrich Aerostructures for the nacelles and thrust reversers for the fee plus any other fees charged by the vendor under the subcontract, which will be passed through from the vendor, listed in Exhibit E-1. Customer has until September 30, 2008 to elect this coverage. Customer may elect to have this coverage cover only its owned Engines and not the Engines leased from C.I.T. as identified on Exhibit B. Should Customer elect this coverage it must also elect the Optional Line Replaceable Units coverage set forth on Exhibit G.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

9. Repair LRU’s identified in Exhibit G that are removed from an Engine at the flight line in accordance with the terms set forth in the Exhibit. Customer has until September 30, 2008 to elect coverage for the Optional Line Replaceable Units set forth on the Exhibit. Customer may elect to have this coverage cover only its owned Engines and not the Engines leased from C.I.T. as identified on Exhibit B.

6.8	[*]	[*]

6.9	Transportation	GE will be obligated for arranging and paying for the costs of roundtrip transportation from the location of Engine removal to the location of Engine installation specified by Customer, provided such costs do not exceed the costs of roundtrip transportation from Customer’s primary hub in BOG to the Designated Repair Station and from the Designated Repair Station to Customer’s primary hub in BOG for each Rate Per EFH Shop Visit and will provide all required maintenance services for such Engine’s transportation stands and containers while at GE’s facility. If such costs do exceed the costs of roundtrip transportation from Customer’s primary hub in BOG to the DRS, and return, Customer will be responsible for such excess cost.

6.10	Program Manager	Assign a Customer Program Manager who will:

1. Be the point of contact for Customer with respect to Services.

2. Draft a Procedures Manual to the extent required for the Customer’s Rate Per EFH Program, and submit such Procedures Manual for comments and joint approval.

3.       Develop with Customer, on a monthly basis, a Removal Schedule (“RS”) to forecast Delivery for Engines for Services. The RS will identify by serial number the Engine(s) to be removed during the following six (6) month period, the anticipated reason for removal of each and the schedule for Delivery. The forecast will be provided in a mutually agreeable format quarterly on a rolling annual basis.

6.11	Engineering Support	GE will provide the following engineering support services:

1. Notify Customer of any deviations from the configuration specification of Engines Delivered for Service, and request resolution of same.

2. Provide an Engine findings report (which may include photographs), identifying damage detected and repair(s) accomplished.

3. Consultation on trend reports.

4. Advice covering engine enhancements.

5.       GE will work with Customer in Inspection of records for used engines being considered by Customer for acquisition and shop visit development for return of leased engines, but Customer shall be solely responsible for making the final determination as to the quality of the used engines.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

6.12	[*]	[*]

6.12.1	[*]	[*]

6.12.2	Return of Lease Engines	Customer will ship the lease engine DDP (Incoterms 2000) to a GE housekeeping facility as soon as practicable, but in no case later than ten (10) Days following Redelivery of an Engine. Daily engine rental fees and hourly restoration charges will be waived during such ten (10) day period. Customer will commence paying such applicable daily rental fees and hourly restoration charge on the eleventh (11th) day following correction of the AOG condition. The foregoing will constitute the sole remedy of Customer and the sole liability of GE for lease engine availability and resolution of AOG conditions under this Agreement.

6.13	Diagnostics

Implement Comprehensive Diagnostics services (“Diagnostics”) to identify and diagnose trend shifts as follows:

•      [*]

Any information provided to Customer by GE for use in troubleshooting and managing operations is advisory only. GE is not responsible for line maintenance or other actions resulting from such advice. Customer is responsible for identifying and resolving any aircraft or Engine faults or adverse trends.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

6.14	OnWing Support	Customer will have access to GE On-Wing Support Worldwide Network for scheduled, unscheduled, line or hospital shop maintenance Services not otherwise considered to be Rate Per EFH Services, up to a maximum of seven hundred and fifty (750) hours per year of the Agreement. Customer may carry over a maximum of fifty percent (50%) of unused hours from any one Agreement year the carry-over amount is not cumulative. Non-labor related expenses (travel time, shipping, materials, etc.) will be liquidated at $80/hr to calculate an equivalent OWS hour. Any excess OWS Services above the hours described above will be invoiced as Supplemental Work.

6.15	BER Engine	If an Engine is determined by GE to be BER, GE will offer either to repair such engine under applicable Rate Per EFH Rates or replace such Engine by substituting an engine of at least equivalent value, utility and marketability, in either case at no additional charge to Customer beyond the applicable Rate Per EFH Rates. If the latter option is selected by Customer, there will be no penalty charged under Exhibit C for the engine which is BER.

6.16	[*]	[*]

Article 7 – Supplemental Work

7.1	Supplemental Work	[*]

7.1.1	Supplemental Services

1.      Any shop visit not described in the Rate Per EFH Program, including Services provided on Engines not eligible for Rate Per EFH Services;

2.      Services described in Article 6 of this Agreement will be Supplemental Work if GE and Customer have reasonably determined that Equipment requires Services for, or as a result of:

a.      An Aircraft Accident or Aircraft Incident;

b.      Major FOD above and beyond what is covered in Article 6.7;

c.      The incorporation of SBs not covered in Article 6.7

d.      An act of God, military action or terrorist activity;

e.      Improper or negligent installation, operation, removal or maintenance of Customer’s Equipment not in conformance with OEM manuals and experimental test applied to the Equipment, unless performed by GE;

f.       Failure of a non-OEM-approved LRU, part or repair;

g.      Engine upgrade programs or conversion to another thrust rating;

h.      Lease return conditions or sale of the Engine;

i.       Repair or replacement of BFE/QEC components;

j.       Damage caused by transport of Equipment by unapproved method, unless at GE’s direction or under GE’s control.

k.      Replacement of scrapped LRU’s, except as provided in Exhibit G.

3.      Cost of LLP material replaced for life expiration will be priced in accordance with the Supplemental Work pricing terms set forth in Exhibit E-5 through E-6.

4.      GE will provide, at Customer’s request, Supplemental Work on-wing Services at the rates set forth in Exhibit F.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

5.      In the event that Customer decides to Deliver an Engine for Services not eligible for Rate per EFH Services against the advice and consent of GE’s Customer Program Manager or delegate, GE will treat such shop visit as Supplemental Work.

6.      Maintenance services for Engine transportation stands and containers during Supplemental Work shop visits are charged as Supplemental Work.

7.      For Engines undergoing a shop visit initiated by a requirement for Supplemental Work to be performed, restoration and parts replacement which would have been performed as Rate per EFH Services had the event or condition which initiated the requirement for Supplemental Work not occurred, will nevertheless be performed as Rate per EFH Services.

Article 8 – General Provisions

8.1	[*]	[*]

8.2	Documentation	GE will prepare and provide to Customer a Services records package that complies with AAA regulations.

8.3	[*]	[*]

8.4	Preparation for Redelivery	GE will prepare and package Equipment in shipping containers which Customer has provided for Redelivery in accordance with standard commercial practice.

8.5	Redelivery	After completion of Services, GE will Redeliver the Engine to Customer. In the event Redelivery of an Engine cannot occur due to any act or failure to act of Customer, GE may place such Engine into storage. In such event, GE will notify Customer of such storage, GE’s Redelivery obligations will be deemed fulfilled, all risk of loss or damage to the Equipment will thereupon pass to Customer, and any amounts payable to GE upon Redelivery will be payable upon presentation of GE’s invoice. Engines in storage will be considered available spare Engines for purposes of Article 6.12 above. Customer will reimburse GE for all expenses incurred by GE, such as, but not limited to, preparation for and placement into storage, handling, inspections, preservation and insurance of the Equipment. Upon payment of all amounts due hereunder, GE will assist and cooperate with Customer in the removal of Equipment placed in storage.
8.6	Parts Replacement Procedures

8.6.1	[*]	[*]

8.6.2	[*]	[*]

8.6.3	[*]	[*]

8.6.4	[*]	[*]

8.6.5	Customer Furnished Equipment (“CFE”)	For Supplemental Work only, Customer may supply parts to GE as CFE, if such parts are: (A) consistent with the approved Workscope; (B) provided with an AAA serviceability tag; and (C) ready for immediate use. Such CFE is subject to a material handling fee in accordance with Supplemental Work pricing in Exhibit E. If such CFE includes non-OEM parts, Customer will release GE from, and will indemnify and hold GE harmless from and against, any and all claims, liabilities, damages and losses of any nature whatsoever resulting from use of such CFE.

8.6.6	[*]	[*]

8.6.7	Scrapped Parts	GE will dispose of all Scrapped Parts at its sole expense and without any further adjustment to Customer. If the Services are being provided as Supplemental Work, Scrapped Parts will instead be retained for at least thirty (30) days pending Customer instruction for possible warranty claims.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

8.7	Subcontracting	Except as provided in Section 6.8 regarding repair of Engines at GE’s facility in Brazil, GE has the right to subcontract any Services to any GE Repair Station or affiliate or any subcontractor selected by GE or GE’s affiliates, as long as such facility, affiliate or subcontractor is properly certified and rated by the AAA to perform the required Services. If GE does subcontract, the Customer obligations under this Agreement, including transportation expense, will be no greater than if such Services were performed at the DRS, Customer will, at its sole expense, have the right to review GE’s quality system audit report(s) for such subcontractor(s). Subcontracting of any Services will not relieve GE of its performance obligations set forth in this Agreement.

Article 9 – Customer Responsibilities

9.0	Customer Obligations	Customer will:

9.1	Qualifying Shop Visit	For Engines added under Exhibit C, Section 2, have a Qualifying Shop Visit performed on all used Engines added to this Agreement, unless waived by GE. All non-OEM approved parts or repairs will be removed at Customer’s expense prior to eligibility for Rate Per EFH Services.

9.2	Notice of Delivery	Provide three (3) Days advance written notice of Delivery of Equipment for scheduled removals prior to dispatch. Customer will not Deliver piece parts or components for repair separate from Customer’s Engine without GE’s written consent.

9.3	Customer Representative	Designate in writing one (1) or more Customer representative.

9.4	Removal Schedule	Prepare with GE’s Customer Program Manager, a forecast of operational and maintenance program schedules, fleet operational status, Engine/aircraft flight hours and cycles, scheduled Engine or Engine module removals, Engine sale or return, and any other relevant information to allow the Parties to formulate an RS.

9.5	Line Maintenance	Provide all line maintenance and repair and line station support, consistent with applicable maintenance manuals.

9.6	Troubleshooting	Troubleshoot Equipment in accordance with applicable maintenance manuals.

9.7	Pre-existing Warranties	Assure that any requested repair of an Engine, accessory or component that is covered under a third-party warranty that is not assigned to GE will be performed directly by that person at no expense to GE. Notwithstanding the above, GE may accept a purchase order for the time and material repair of a warranted item from Customer or the person giving the warranty.

9.8	Assignment of Warranties	Assign to GE all applicable Engine warranties and guarantees using the Warranty Assignment Letter attached hereto as Exhibit J. GE will arrange with CFM and Customer for assignment of warranties.

9.9	Engine Documentation	Provide to GE the information and records, set forth in the Procedures Manual, to establish the Engine condition. Customer’s failure to timely furnish the required information may cause delay of and records may delay Induction of the Engine for Service, may cause an Excusable Delay and may result in premature LLP replacement.

9.10	External Equipment Configuration	Provide to GE, or arrange for Airbus to provide to GE, an external Engine configuration specification.

9.11	Office Facilities	Ensure that adequate office space, parking, telephone, facsimile and computer connection is available for the GE representative(s), if assigned to the Customer’s facility.

9.12	[*]	[*]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

9.13	Monitoring Equipment	Provide an automated method to transfer operational and maintenance data to GE for the monitoring and diagnosis of Engine condition. If the aircraft is equipped with air-to-ground equipment such as ACARS, the Customer will forward the data directly to the GE SITA/ARINC address. If air-ground equipment is not available, GE will work with Customer to establish an alternative electronic means of providing this data.

9.14	Packaging Equipment	Be obligated for all packaging, labeling and associated documentation of the Equipment at Delivery, in accordance with the International Civil Aviation Organizations (ICAO) Technical Instructions for the Safe Transport of Dangerous Goods by Air, and if the Equipment is to be transported over the United States of America, the US Department of Transportation Regulations 49 CFR 171-180. If required by applicable law or regulations, Customer will further provide a material safety data sheet to GE at Delivery of the Equipment indicating any substances contained within the Equipment to be consigned. Customer will indemnify, defend and hold harmless GE from all or any claims, liabilities, damages, judgments, costs, penalties, fines or any punitive damages imposed, alleged, or assessed by any third party against GE and caused by and to the extent of Customer’s non-compliance with this Article 9.14.

9.15	Shipping Stands	Provide all shipping stands, shipping containers, mounting adapters, inlet plugs and covers, required to package Equipment for Redelivery.

Article 10 – [*]

10.1	[*]	[*]

Article 11 – [*]

11.1	[*] Time of Shop Visit (“TSV”)

[*]

Customer will remit to GE, prior to Redelivery of each Engine, an amount equal to the actual EFH incurred by that Engine since delivery from manufacturer of the aircraft in which such Engine was originally installed (for a new installed Engine), or since delivery from manufacturer (for a new spare Engine), or since the last Rate Per EFH Shop Visit for that Engine, whichever occurred last, but no less than the monthly minimum set forth in Article 11.2 below, multiplied by the Current adjusted and escalated TSV Rate Per EFH. Such amount will be set forth in an invoice issued by GE to Customer at least ten (10) days prior to the expected Redelivery date. In the event that Customer causes such payment to be made on its behalf by a third party, and such third party fails to pay some or all of the payment due to GE, then Customer will make the payment, in whole or in part, to make up the amount not paid. In the event that such payment is not paid in full, GE is entitled to suspend its performance under this Agreement with respect to such Engine until such amount is paid in full.

11.2	[*]	[*]

11.3	Added Engines	For Engines added subsequent to the Effective Date, Customer will make Rate Per EFH payments in accordance with Article 11.1 for all EFH from the date such added Engines enter the Program.

11.4	Supplemental Work Payments

11.4.1	Initial Invoice	[not used]

11.4.2	Final Invoice	[*]

11.5	Alternate Payment Terms	In the event Customer’s account becomes delinquent, GE reserves the right to require different terms of payment or other commercially acceptable assurances of payment.

11.6	[*]	[*].

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

11.7	[*]	[*]

11.8		[not used]

11.9	Other Liens	Customer: (i) acknowledges that GE has the legal right to assert mechanic’s liens or other statutory or common law liens under applicable law (foreign or domestic) against Engines following performance of Services under this Agreement, for which payment has not been made by Customer and (ii) agrees to supply such information, including name and address of the owner of each Engine, as reasonably requested by GE to facilitate filing of such liens in New York or any other jurisdiction where Services may be performed. With respect to Engines leased by Customer, GE understands that Customer has been authorized and required by the owners to cause Services to be performed. GE may, at its option, notify the owners of the existence of this Agreement and GE’s lien rights arising from performance of Services.

11.10	Enforcement	If Customer fails to tender any payment owing under this Agreement and GE initiates foreclosure with respect to any Engine, for which payment has not been made, whether pursuant to a security interest granted under this Agreement or a mechanic’s lien, then Customer agrees to supply to GE all records, log books and other documentation pertaining to the maintenance condition of the Engine, and a certificate either (i) certifying that the Engine has not been involved in any Aircraft Accident or Incident or (ii) specifying the date and facts surrounding any accident or incident in which the Engine has been involved and the nature and extent of the damage sustained (such records, log books, certificate and other documentation referred to hereinafter as the “Engine Documents”). The Parties recognize that the failure by Customer to deliver the Engine Documents may have a material, adverse effect on the value of any Engine with respect to which foreclosure has been initiated by GE and the ability of GE to sell or lease the Engine, and that the damages GE may sustain as a result are not readily calculable.

Article 12 – [*]

12.1	[*]	[*]

12.2	[*]	[*]

Article 13 – Termination

13.1	Failure to Pay/Insolvency	GE may terminate or suspend performance of all or any portion of this Agreement if Customer: (A) fails to make any payments when due, unless cured within thirty (30) Days of such due date; (B) makes any agreement with creditors due to its inability to make timely payments of its debts; (C) enters into bankruptcy or liquidation, whether compulsory or voluntary; (D) becomes insolvent; or (E) becomes subject to the appointment of a receiver of the whole or material part of its assets. If such termination should occur, Customer will not be relieved of its payment obligation for Services rendered hereunder.

13.2	[*]	[*]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

13.3	Effect of Termination	Upon termination or upon expiration of the Agreement:

(A) All Customer Engine documentation, manuals and records shall be transferred to Customer at no cost to Customer, and

(B) The parties will cooperate reasonably and in good faith to accomplish the transition described above with no disruption to the operations of Customer or the maintenance of the Engines.

13.4	[*]	[*]

13.5	[*]	[*]

13.6	Work in Process, Redelivery of Customer Equipment	Upon the termination or expiration of this Agreement, GE will complete all work in process in a diligent manner and Redeliver all Engines, parts and related documentation, provided that Customer (a) has paid in full all charges for all such Services and material, plus all costs and fees, incurred by GE in providing support, including any lease engines, and (b) has returned all lease engines provided under this Agreement.

Article 14 – General Terms and Conditions

	General Terms & Conditions	See Exhibit I for General Terms and Conditions.

Article 15	Insurance and Indemnity

15.1	Liability Insurance	Throughout the Term and for a period of two (2) years thereafter, GE will maintain for the benefit of Customer commercial aviation liability insurance in an amount of not less than One Hundred Million Dollars ($100,000,000.00) combined single limit on an occurrence basis for bodily injury and property damage including contract liability and products liability on an aggregate basis coverage. GE will also maintain for the benefit of Customer throughout the Term aircraft all risk hull and spares insurance, including transit coverage. All insurance policies shall be primary without contribution from any insurance carried by Customer and shall name Customer as an Additional Insured with respect to GE’s indemnity obligations hereunder. All insurance policies will continue in full force and effect for at least thirty (30) days after Customer receives written notice of cancellation, termination or material alteration thereof. GE will obtain the insurance required by this Section from a financially sound insurance company of recognized responsibility and will furnish Customer with a certificate of insurance evidencing such coverage in compliance with this Agreement prior to the commencement of any Services and at least annually thereafter, as well as on request from Customer not more than twice per year.

15.2	[*]

[*] Agreement has caused damage to tangible personal property or bodily injury (including death), if and to the extent that such damage or injury is proximately caused by the negligent or other legally culpable act or omission of GE. Customer shall furnish to GE prompt written notice and requisite authority, information and assistance to defend.

Customer agrees to indemnify, defend and hold GE harmless from claims by third parties asserted against GE that Customer’s possession, use, or maintenance of the aircraft or Engine (not attributable to GE) has caused damage to tangible personal property or bodily injury (including death), if and to the extent that such damage or injury is proximately caused by the negligent or other legally culpable act or omission of Customer and is determined by a court of competent jurisdiction to be the legal liability of Customer, provided that GE furnishes to Customer prompt written notice and requisite authority, information and assistance to defend.

15.3	Claims	Customer will promptly notify GE of any claim made or suit brought within the scope of Section 15.2 and GE may assume and conduct the defense of such claim and may effect any settlement which it deems proper, provided that no such settlement may result in any cost or penalty to Customer or require Customer to change or restrict its operations or maintenance functions or waive any rights hereunder.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

The Parties have caused this Agreement to be executed by their duly authorized officer or representatives who represent to each other and both Parties that each is employed in the capacity indicated below and has the unequivocal authority to execute and deliver this Agreement, which shall be effective as of the date first above written.

This Agreement is executed by each of the Parties as of the day and year written below:

GE ENGINE SERVICES, INC.	Aerovias del Continente Americano S.A. (AVIANCA)

BY:	BY:

PRINTED NAME:	PRINTED NAME:

TITLE:	TITLE:

DATE:	DATE:

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

EXHIBIT A – DEFINITIONS

Capitalized terms used but not otherwise defined in this Agreement will have the following meanings:

Agreement	This Rate Per EFH Engine Services Agreement, as the same may be amended or supplemented from time to time, including all its Exhibits and Schedules.

Aircraft Accident	An occurrence caused by the operation of an aircraft, and in which any person suffers a fatal injury or serious injury as a result of being in or upon the aircraft or by direct contact with the aircraft or anything attached to the aircraft, or in which the aircraft receives substantial damage or a third party’s property is damaged in any way.

Aircraft Incident	An occurrence, other than an Aircraft Accident, caused by the operation of an aircraft that affects or could affect the safety of operations and that is investigated and reported.

Airworthiness Directive or “AD”	A document issued by the Approved Aviation Authority having jurisdiction over the Engines, identifying an unsafe condition relating to such Engines and, as appropriate, prescribing inspections and the conditions and limitations, if any, under which the Engines may continue to operate.

Approved Aviation Authority or “AAA”	As applicable, the Federal Aviation Administration of the United States (“FAA”), or the Unidad Administrativo Especial de Aeronautica Civil (UAEAC) or such other equivalent aviation authority having jurisdiction over the Engines or the performance of Services provided hereunder.

Base Year	2006 is the calendar year in which the Base Price is applicable and which is the baseline year used for economic adjustments.

Beyond Economic Repair or “BER”	Where the cost to restore Equipment to the requirements of the Repair Specification, when calculated on a Supplemental Work basis, exceeds sixty-five percent (65%) of the fair market value of a comparable item of Serviceable Equipment.

CLP	The manufacturer’s Current catalog or manufacturer’s Current list price pertaining to a new item of Equipment.

Current	As of the time of the applicable Service or determination.

Day	Calendar day unless expressly stated otherwise. If performance is due on a recognized public holiday, performance will be postponed until the next business day without penalty.

Delivery	The arrival of Equipment together with all applicable records and required data Delivery Duty Paid (“DDP”) International Chamber of Commerce, Incoterms 2000, at the DRS, whereby Customer fulfills the obligations of seller and GE fulfills the obligations of buyer. “Deliver” means the act by which Customer accomplishes Delivery.

Designated Repair Station or “DRS”	The primary Repair Station designated by GE, where GE performs or is obligated to perform Services on Engines.

Dollars or “$”	The lawful currency of the United States of America.

Engine	Each bare engine assembly, which is the subject of this Agreement and identified in Exhibit B, including its essential LRU’s, controls, accessories and parts as described in the engine manufacturer’s specification manuals.

Engine Flight Cycle or EFC	A flight cycle of an Aircraft on which an Engine is installed from wheels up to wheels down

Engine Flight Hour or “EFH”	Engine flight hour expressed in hourly increments of aircraft flight from wheels up to wheels down.

Equipment	An individual or collective reference, in the proper context, to Engines, Engine modules, Engine assemblies and sub-assemblies, Engine mounted controls and accessories, LRU’s, and components and parts of any of the foregoing.

Foreign Object Damage or “FOD”	Damage to any portion of the Engine caused by impact with or ingestion of a non-Engine object such as birds, stones, hail, ice, vehicles, tools or debris. FOD may be further classified as a “Major FOD,” which means FOD that causes an out of limit condition per the Aircraft Maintenance Manual, and which, either immediately or over time, requires the Engine to be removed from service or prevents the reinstallation of the Engine.

Induction	The date work commences on the Equipment at the DRS when all of the following have taken place: (i) GE’s receipt of the Equipment and required data (ii) Parties’ approval of the Workscope (iii) Parties’ agreement on use of the Customer Furnished Equipment; and (iv) receiving inspection (including pre-testing if needed).

Life Limited Part or “LLP”	A part with a limitation on use established by the OEM or the AAA, stated in cumulative EFH or cycles.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

Line Replaceable Unit or “LRU”	A major control or accessory that is mounted on the external portion of an Engine, which can be replaced while the Engine is on-wing.

OEM	The original manufacturer of an item of Equipment.

Overtime	All labor hours charged on a basis other than Straight Time.

Performance Restoration	The Services performed during an Engine shop visit in which, at a minimum, the compressor, combustor and high-pressure turbine are exposed and subsequently refurbished, consistent with the Repair Specification.

Procedures Manual	A separate document, not part of this Agreement, which provides detailed procedures and guidance for the administration of the Rate Per EFH Program. In case of conflict between the Procedures Manual and the Agreement, the Agreement will prevail.

Qualifying Shop Visit	A Repair Station visit during which the initial Performance Restoration is performed on an Engine on a Supplemental Work basis. The purpose of the Qualifying Shop Visit is to qualify such Engine for the Rate Per EFH fixed rate pricing for subsequent shop visits.

QEC or Quick Engine Change	An assembly of parts mounted on an Engine to enable the Engine to be installed on an aircraft.

Rate Per EFH	The Monthly Rate Per EFH and the TSV Rate Per EFH as set forth on Exhibit E-1.

Redelivery	The arrival at Customer’s facility of Serviceable Equipment with legally required certifications, Delivery Duty Paid (“DDP”), International Chamber of Commerce, Incoterms 2000, whereby Customer fulfills the obligations of buyer and GE fulfills the obligations of seller. “Redeliver” will also mean the act by which GE completes Redelivery.

Removal Schedule or “RS”	The schedule jointly developed by GE and Customer for scheduled or anticipated Engine removals for Services or scheduled or anticipated Engine removal from operation.

Repair Specification	The mutually agreed repair specification which establishes the baseline to which an Engine or item of Equipment will be inspected, disassembled, repaired, modified, reassembled and tested to make such Engine or item of Equipment Serviceable. Such Repair Specification will meet or exceed the recommendations of the OEM’s operational specifications, applicable OEM maintenance or overhaul manuals and Customer’s maintenance plan that has been approved by the AAA.

Repair Station	One or more of the repair facilities owned by GE or its affiliates, now or in the future, which are certified by the appropriate AAA to perform the applicable Service hereunder. A list of such repair facilities will be provided to Customer from time to time.

Repairable	Capable of being made Serviceable.

Rotable Part	A new or used Serviceable part drawn from a common pool of parts used to support one or more customers. A Rotable Part replaces a like part removed from an Engine when such removed part requires repair.

Scrapped Parts	Those parts determined by GE to be Unserviceable and BER.

Service(s)	With respect to any item of Equipment, all or any part of those maintenance, repair and overhaul services under this Agreement and the furnishing of parts, materials, labor, facilities, tooling, painting, plating and testing in connection therewith. “Serviced” will be construed accordingly.

Service Bulletin or “SB”	The document issued and identified as a Service Bulletin by an OEM to notify the operator of modifications, substitution of parts, special inspections, special checks, amendment of existing life limits or establishment of first time life limits, or conversion of an Engine from one model to another.

Serviceable	Meeting all OEM and AAA specified standards for airworthiness.

Straight Time	The labor hours charged during an employee’s regular workday that are not subject to overtime compensation in accordance with the applicable law, a collective bargaining agreement or the recognized practice at the relevant GE Repair Station.

Supplemental Work	Any Service provided hereunder that is not covered under the Rate Per EFH Program. Supplemental Work will be performed by GE and invoiced to Customer in accordance with the pricing set forth in Exhibit E

Termination	The ending of this Agreement before the expiration of the Initial Term or extension thereof.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

Turn Around Time	The number of Days between Induction and when an Engine is ready to ship as evidenced by placement of the Serviceable Tag, exclusive of Excusable Delay as defined in Exhibit I.

Unserviceable	Not meeting all OEM and AAA specified standards for airworthiness.

Workscope	The document written by GE and approved by Customer describing the prescribed repair or approach to repair of Equipment to meet the requirements of the Repair Specification.

Workscope Planning Guide	The base document which provides an approach for incorporating an “on-condition” maintenance concept for the Engine with the goal of improving the Engine time between shop visits and reducing maintenance costs, while maintaining the reliability of the Engine in service.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

EXHIBIT B: EQUIPMENT COVERED

Customer will maintain a spare Engine(s) to installed Engines ratio of not less than eight percent (8%), rounded up to the next whole Engine, during the term of this Agreement. However, GE will work with Customer if the rounding falls slightly less than 8%.

Count	ESN	Date of delivery to Customer	Time Since New (TSN)	Cycles Since New (CSN)	Time Since Last Shop Visit (TSLV)	Cycles Since Last Shop Visit (CSLV)	Date of last Shop Visit	[*]	[*]
1	xxx-xxx	02/01/2008	0	0	0	0	N/A
2	xxx-xxx	02/21/2008	0	0	0	0	N/A	CIT	[*]
3	xxx-xxx	02/21/2008	0	0	0	0	N/A	CIT	[*]
4	xxx-xxx	04/01/2008	0	0	0	0	N/A	CIT	[*]
5	xxx-xxx	04/01/2008	0	0	0	0	N/A	CIT	[*]
6	xxx-xxx	05/01/2008	0	0	0	0	N/A	CIT	[*]
7	xxx-xxx	05/01/2008	0	0	0	0	N/A	CIT	[*]
8	xxx-xxx	09/01/2008	0	0	0	0	N/A
9	xxx-xxx	09/01/2008	0	0	0	0	N/A
10	xxx-xxx	11/01/2008	0	0	0	0	N/A
11	xxx-xxx	11/01/2008	0	0	0	0	N/A
12	xxx-xxx	10/01/2008	0	0	0	0	N/A
13	xxx-xxx	10/01/2008	0	0	0	0	N/A
14	xxx-xxx	01/01/2009	0	0	0	0	N/A
15	xxx-xxx	08/01/2009	0	0	0	0	N/A
16	xxx-xxx	08/01/2009	0	0	0	0	N/A
17	xxx-xxx	09/01/2009	0	0	0	0	N/A
18	xxx-xxx	09/01/2009	0	0	0	0	N/A
19	xxx-xxx	10/01/2009	0	0	0	0	N/A
20	xxx-xxx	10/01/2009	0	0	0	0	N/A
21	xxx-xxx	01/01/2010	0	0	0	0	N/A
22	xxx-xxx	01/01/2010	0	0	0	0	N/A
23	xxx-xxx	01/01/2010	0	0	0	0	N/A
24	xxx-xxx	01/01/2010	0	0	0	0	N/A
25	xxx-xxx	02/01/2010	0	0	0	0	N/A
26	xxx-xxx	02/01/2010	0	0	0	0	N/A
27	xxx-xxx	02/01/2010	0	0	0	0	N/A
28	xxx-xxx	02/01/2010	0	0	0	0	N/A
29	xxx-xxx	04/01/2010	0	0	0	0	N/A
30	xxx-xxx	04/01/2010	0	0	0	0	N/A
31	xxx-xxx	04/01/2010	0	0	0	0	N/A
32	xxx-xxx	04/01/2010	0	0	0	0	N/A
33	xxx-xxx	05/01/2010	0	0	0	0	N/A
34	xxx-xxx	05/01/2010	0	0	0	0	N/A
35	xxx-xxx	05/01/2010	0	0	0	0	N/A
36	xxx-xxx	05/01/2010	0	0	0	0	N/A
37	xxx-xxx	05/01/2010	0	0	0	0	N/A
38	xxx-xxx	06/01/2010	0	0	0	0	N/A
39	xxx-xxx	06/01/2010	0	0	0	0	N/A
40	xxx-xxx	07/01/2010	0	0	0	0	N/A
41	xxx-xxx	07/01/2010	0	0	0	0	N/A
42	xxx-xxx	08/01/2010	0	0	0	0	N/A
43	xxx-xxx	08/01/2010	0	0	0	0	N/A

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

44	xxx-xxx	10/01/2010	0	0	0	0	N/A
45	xxx-xxx	10/01/2010	0	0	0	0	N/A
46	xxx-xxx	11/01/2010	0	0	0	0	N/A
47	xxx-xxx	11/01/2010	0	0	0	0	N/A
48	xxx-xxx	11/01/2010	0	0	0	0	N/A
49	xxx-xxx	01/01/2011	0	0	0	0	N/A
50	xxx-xxx	01/01/2011	0	0	0	0	N/A
51	xxx-xxx	01/01/2011	0	0	0	0	N/A
52	xxx-xxx	01/01/2011	0	0	0	0	N/A
53	xxx-xxx	02/01/2011	0	0	0	0	N/A
54	xxx-xxx	02/01/2011	0	0	0	0	N/A
55	xxx-xxx	02/01/2011	0	0	0	0	N/A
56	xxx-xxx	02/01/2011	0	0	0	0	N/A
57	xxx-xxx	03/01/2011	0	0	0	0	N/A
58	xxx-xxx	03/01/2011	0	0	0	0	N/A
59	xxx-xxx	04/01/2011	0	0	0	0	N/A
60	xxx-xxx	04/01/2011	0	0	0	0	N/A
61	xxx-xxx	04/01/2011	0	0	0	0	N/A
62	xxx-xxx	04/01/2011	0	0	0	0	N/A
63	xxx-xxx	04/01/2011	0	0	0	0	N/A
64	xxx-xxx	05/01/2011	0	0	0	0	N/A
65	xxx-xxx	05/01/2011	0	0	0	0	N/A
66	xxx-xxx	07/01/2011	0	0	0	0	N/A
67	xxx-xxx	07/01/2011	0	0	0	0	N/A
68	xxx-xxx	08/01/2011	0	0	0	0	N/A
69	xxx-xxx	08/01/2011	0	0	0	0	N/A
70	xxx-xxx	09/01/2011	0	0	0	0	N/A
71	xxx-xxx	09/01/2011	0	0	0	0	N/A
72	xxx-xxx	09/01/2011	0	0	0	0	N/A
73	xxx-xxx	09/01/2011	0	0	0	0	N/A
74	xxx-xxx	10/01/2011	0	0	0	0	N/A
75	xxx-xxx	10/01/2011	0	0	0	0	N/A
76	xxx-xxx	10/01/2011	0	0	0	0	N/A
77	xxx-xxx	11/01/2011	0	0	0	0	N/A
78	xxx-xxx	11/01/2011	0	0	0	0	N/A
79	xxx-xxx	01/01/2012	0	0	0	0	N/A
80	xxx-xxx	01/01/2012	0	0	0	0	N/A
81	xxx-xxx	01/01/2012	0	0	0	0	N/A
82	xxx-xxx	02/01/2012	0	0	0	0	N/A
83	xxx-xxx	02/01/2012	0	0	0	0	N/A
84	xxx-xxx	03/01/2012	0	0	0	0	N/A
85	xxx-xxx	03/01/2012	0	0	0	0	N/A
86	xxx-xxx	04/01/2012	0	0	0	0	N/A
87	xxx-xxx	04/01/2012	0	0	0	0	N/A
88	xxx-xxx	05/01/2012	0	0	0	0	N/A
89	xxx-xxx	05/01/2012	0	0	0	0	N/A
90	xxx-xxx	06/01/2012	0	0	0	0	N/A
91	xxx-xxx	06/01/2012	0	0	0	0	N/A
92	xxx-xxx	06/01/2012	0	0	0	0	N/A
93	xxx-xxx	06/01/2012	0	0	0	0	N/A
94	xxx-xxx	07/01/2012	0	0	0	0	N/A
95	xxx-xxx	07/01/2012	0	0	0	0	N/A
96	xxx-xxx	07/01/2012	0	0	0	0	N/A
97	xxx-xxx	08/01/2012	0	0	0	0	N/A
98	xxx-xxx	08/01/2012	0	0	0	0	N/A
99	xxx-xxx	09/01/2012	0	0	0	0	N/A
100	xxx-xxx	09/01/2012	0	0	0	0	N/A
101	xxx-xxx	10/01/2012	0	0	0	0	N/A
102	xxx-xxx	10/01/2012	0	0	0	0	N/A
103	xxx-xxx	11/01/2012	0	0	0	0	N/A

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

104	xxx-xxx	11/01/2012	0	0	0	0	N/A
105	xxx-xxx	12/01/2012	0	0	0	0	N/A
106	xxx-xxx	12/01/2012	0	0	0	0	N/A
107	xxx-xxx	12/01/2012	0	0	0	0	N/A
108	xxx-xxx	12/01/2012	0	0	0	0	N/A

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

EXHIBIT C: ADDITION OF ENGINES

Section 1: For Engines that have not undergone an Engine shop visit (including New Engines)

New Engines are Engines that (a) have not undergone a shop visit, (b) have less than 100 EFH TSN and (c) which contain only OEM approved parts and OEM approved repairs. Such New Engines will enter the Rate Per EFH Program without requiring a Qualifying Shop Visit.

Process for Adding Engines

1.	Customer will provide Engine serial number, aircraft tail number, previous operator, current owner, TSN, TSLV, CSN, CSLV, historic derate information together with such other reasonable data as GE may request (to the extent available) and thrust rating to be used for the added Engine(s).

2.	GE will review all of the Engine data set forth above and will calculate the TSN to CSN ratio and take-off derate (assumed to be zero % if not provided) for such Engine.

3.	The resulting TSN to CSN ratio (expressed as an EFH to cycle ratio) and take-off derate information will be compared to the Base point (in effect immediately prior to the date such Engine is added to the Rate Per EFH program) of the TSV Rate Per EFH Severity Matrix to determine the adjusted Rate Per EFH for such Engine. Such adjusted Rate Per EFH will be multiplied by the EFH incurred prior to the addition of the Engine into the Rate Per EFH program and paid by Customer to GE at the next Shop Visit.

4.	The Parties will amend Exhibit B accordingly as mutually agreed.

Section 2: For Engines that have undergone a shop visit

Process for Adding Engines

1.	Customer will provide Engine serial number, aircraft tail number, previous operator, current owner, TSN, TSLV, CSN, CSLV, historic derate information together with such other reasonable data as GE may request (to the extent available) and thrust rating to be used for the added Engine(s). Customer will provide additional reasonable information as requested.

2.	Unless waived by GE based on an evaluation of operating parameters of the Engine being added and other business considerations, GE will perform or Customer will have performed at a GE approved repair facility a Qualifying Shop Visit.

3.	The Parties will amend Exhibit B accordingly.

4.	If an engine proposed to be added hereunder has had a heavy maintenance shop visit performed by a GE repair facility within one hundred hours prior to the proposed inclusion, it will be added without the requirement for any further Qualifying Shop Visit provided proper documentation and inspection (by GE) has occurred verifying that a Qualifying Shop Visit is not required.

Section 3 – [*]

[*]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

EXHIBIT D: REMOVAL OF ENGINES

Section 1: All Engines – Conditions For Removal

Customer may remove Engines from this Agreement upon advance written notice, if Customer is no longer operating the Equipment and is no longer responsible for maintenance of the Equipment for the following reasons only:

1.	Bona fide sale or other bona fide transfer to an unaffiliated third party

2.	Return to Lessor;

3.	If GE has reasonably determined the Engine to be BER.

[*]

Section 2: [*]

[*]

Section 3: [*]

[*]

Section 4: Rate Per EFH Adjustment – Remainder of the Fleet

GE will evaluate the effect of any Engine’s removal on the Rate Per EFH and the parties will agree on appropriate adjustments to such Rate Per EFH (and the Monthly Rate Per EFH payment) accordingly. Such adjusted Rate Per EFH and any adjusted Monthly Rate Per EFH will be mutually agreed between GE and Customer and thereafter will be incorporated into the Agreement by way of amendment. Such adjusted Rate Per EFH will take into consideration the effect of such removal on the fleet size, age and condition of the remaining Engines (for example, the nature and extent of the Services to be provided, Engine hardware configuration and number of repairs performed). Customer will pay the Rate Per EFH, as adjusted for such removal, for all EFH incurred by all Engines from the date of the Engine removal.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

Exhibit E – PRICING (Unless otherwise stated herein, all rates and prices set forth in this Exhibit E are stated in 2006 U.S. Dollars)

E-1A. A320 RATE PER EFH

[*]	Rate Per EFH
[*]

[*]

E-2A. A320 Rate Per EFH Operating Parameters & Rate Adjustment (The Rate Per EFH is predicated on the parameters set forth below).

[*]	[*]	[*]	[*]	[*]
[*]

E-1B. [*]

[*]	Rate Per EFH
[*]
[*]

E-2B. A319 Rate Per EFH Operating Parameters & Rate Adjustment (The Rate Per EFH is predicated on the parameters set forth below).

Engines Delivered in accordance with the Delivery Schedule set forth in Exhibit B	Utilization: 2843 Average EFH Per Year per Aircraft	[*]	Take-Off Derate: 17 % at a thrust rating of 23500 lbs	LLP Minimum Build: 12000 Cycles
[*]

The rate for Engines which incur flight hours while installed on both an A320 and an A319 will be apportioned according to the hours incurred at each thrust level.

[*]

E-3 [*]

[*]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

Exhibit E-4 – Rate Per EFH Sensitivity Matrix – to be Provided by GE.

*	[Two pages have been omitted in accordance with a request for confidential treatment.]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

E- 5 [*]

[*]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

Exhibit E- 6 – [*]

[*]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

Exhibit E- 7 – [*]:

[*]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

Exhibit E-8 – Service Credits

[*]

The above issued credits may only be applied by Customer towards the purchase of CFM56-5 initial provisioning equipment.

Such credit amounts are not subject to escalation and are subject to adjustment for any change in the operating parameters (including number and delivery dates of Engines) set forth above. However, if after purchasing the required amount of initial provisioning equipment, Avianca has not used all of the credits, the remaining credits may be used as a credit for any invoices issued by GE under this Agreement. Customer may carry over any unused credits issued in any year, however, all credits must be applied by the end of the term of this Agreement. For the avoidance of doubt, unused credit amounts outstanding at the end of the term of the Agreement will be canceled.

In addition, GE shall issue to Customer spare Engine Service credits, in the amounts set forth below:

[*].

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

EXHIBIT F – Supplemental Work ON-WING SUPPORTSM – FIELD SERVICE TECHNICAL AND REPAIR SUPPORT RATES)

GE On Wing Support, Inc., will provide on wing support technicians, along with special tooling, to perform flight-line services, on wing and off wing inspection, maintenance, and repair of Engines as specified in a mutually executed workorder by Customer. Such Engine support services may be provided, as designated by Customer and agreed by service provider at Customer’s facilities or at repair facilities owned by GE On Wing Support, Inc. or its affiliates. All Services provided shall be in accordance with its standard commercial quality control policies, procedures, and practices. A turn-time estimate for each workscope for acceptance by Customer prior to beginning of work will be provided.

FIXED WORKSCOPE PRICING

[*]

Other pricing applicable for Engine maintenance provided by GE On Wing Support, Inc

A.	Workscope Pricing and Deployment

1)	If additional workscopes not listed in the fixed price workscope schedule are required, they will be priced and quoted prior to beginning of work. The fixed rate workscope schedule pricing covers all technician repair activity, preparation and deprep requiring normal manpower and tooling in normal work conditions. Reasonable additional charges may apply for unusual engine or work conditions.

[*]

B.	Material and Subcontractor

GE On Wing Support, Inc. furnished material or subcontracted services required for repair of Customer’s equipment at the direction of Customer shall be charged at acquisition cost plus a ten percent (10%) fee.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

EXHIBIT G – LINE REPLACEABLE UNITS

[*]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

CFM56-5 LRU Components	ATA Chapter
Electronic Control Unit	73-2
Hydromechanical Fuel Control	73-2
Fuel Pump	73-1
Fuel Return Valve	73-1
HPTCC Valve	75-2
Air Valve LPTACC Module	75-2
N2 Speed Sensor	77-1
IDG Oil Cooler	73-1
Transfer Gearbox	72-6
VSV Actuator	75-3
Bleed Valve Fuel (Hyd) Gear Motor	75-3
Fuel Flow Transmitter	73-3
Ignition Exciter	74-1
Master Ballscrew Actuator Assembly	75-3
Transient Bleed Air Valve	75-2
No. 1 Bearing Vibration Sensor	77-3
T12 Temperature Sensor	73-2
Lubrication Unit	79-2
Alternator stator	73-2
T25 Temperature Sensor (CIT)	73-2
Burner Modulating Valve	73-1
Ballscrew Actuator Assembly	75-3
Ignition Lead Assembly	74-2
Oil/Fuel Heat Exchanger	79-2
T5 Temperature Sensor	77-2
Oil Tank	79-1
Servo Fuel Heater	73-1
T3 Sensor Compressor Outlet Temperature	77-2
T495 Thermocouple Wiring Harness	77-2
Clogging Indicator Transmitter	79-2
HPTCC Thermocouple	73-2
Bleed Valve Stop Mechanism	75-3
Alternating Current Generator (Rotor)	73-2
Electrical Harness (Jx)	73-2
N1 Speed Sensor	77-1
Fuel Nozzles	73-1
Oil Temperature Sensor	79-3
P25 Sensor Assembly	72-0
Air Turbine Engine Starter	80-1
4.0 Inch Diameter Starter Valve Assembly	80-1

Optional Line Replaceable Units*	ATA Chapter
Integrated Drive Generator & Adapter	24-1
Hydraulic Pump	29-1
Valve-Bleed Press, Reg	36-1
HP Regulator Valve	36-1
Valve – I.P, Check	36-1

*	Customer has until September 30, 2008 to elect coverage of these parts.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

EXHIBIT H – Warranty

H-1 – Rate Per EFH Services Warranty

[*]

H- 2 – Supplemental Work Warranty

[*]

H -3 – [*]

[*]

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

EXHIBIT I GENERAL TERMS AND CONDITIONS

1.0 [*]

1.1 [*].

[*]

Definition. For the purpose of this Article 1, the term “GE” is deemed to include GE and its parent and affiliated companies, the subcontractors and suppliers of any Services furnished hereunder, and the directors, officers, employees, agents and representatives of each.

2.0 EXCUSABLE DELAY

Excusable Delay. Either Party will be excused from, and will not be liable for, any delay in performance or failure to perform hereunder (except for the obligation to pay money or credit or debit an account which will not be excused hereunder), and will not be deemed to be in default for any delay in or failure of performance hereunder due to causes beyond its reasonable control. Such causes will be conclusively deemed to include, but not be limited to, acts of God, acts (or failure to act) of the other Party, acts (or failure to act) of civil or military authority, government priorities, fires, strikes, labor disputes, work stoppage, floods and other natural catastrophe(s), epidemics, war (declared or undeclared), riot, delays in transportation or inability to obtain on a timely basis necessary labor, materials or components. In the event of any such delay, the time of performance will be extended for a period equal to the time lost due to the delay.

2.2 Continuing Obligations. Section 2.1 will not, however, relieve either Party from using its commercially reasonable efforts to avoid or remove such causes of delay and continue performance with reasonable dispatch when such causes are removed. During the period of an excusable delay, GE will have the right to invoice Customer for Services performed, and Customer will pay all such invoices net thirty (30) Days.

2.3 Extended Delay Termination. If delay resulting from any of the foregoing causes extends for more than six (6) months and the Parties have not agreed upon a revised basis for continuing the Services, including any adjustment of the price, then either Party, upon thirty (30) Days written notice to the other, may terminate the performance of Services with respect to the Equipment for which Services were delayed.

3.0 NOTICES

3.1 Acknowledgment. All notices required or permitted under this Agreement will be in writing and will be delivered personally, via first class return receipt requested mail, by facsimile, by courier service, or by express mail, addressed as follows, or to such other address as either Party may designate by notice to the other Party from time to time:

GE:	Customer:

GE Engine Services, Inc.	Aerovias del Continente Americano S.A.

GE Address	Centro Administrativo, Avenida El Dorado, Bogota, Colombia

Attn:	Attn: Secretary General, Elisa Murgas de Moreno

Phone:	Phone: (57) 1 457 8662 ext. 2522

Fax:	Fax: (57) 1 4141 7523

Copy to: Senior Counsel - GE Engine Services Inc., MD F- 125, Cincinnati, Ohio 45215

3.2 Effect of Notices. Notices will be effective and will be deemed to have been given to (or “received by”) the recipient: (A) upon delivery, if sent by courier, express mail, or delivered personally; (B) on the next business day following receipt, if sent by facsimile; and (C) on the fifth (5th) day after posting (or on actual receipt, if earlier) in the case of a letter sent prepaid first class mail.

4.0 TAXES AND OTHER

4.1 Taxes, Duties or Charges. In addition to the price for the Services, Customer agrees to pay, upon demand (including a reasonably detailed accounting), all taxes (including, without limitation, sales, use, excise, turnover or value added taxes), duties, fees, charges or assessments of any nature (but excluding any taxes measured by the income or sales of GE or any such tax or substitution thereof) (“Taxes”) assessed or levied on the parts, materials or Services provided under this Agreement.

4.2 Right To Protest/Refund. If claim is made against GE for any such Taxes, GE will immediately notify Customer and, if requested by Customer, GE will not pay except under protest, and if payment be made, GE will use all reasonable efforts to obtain a refund thereof. If all or any part of any such Taxes be refunded, GE will repay to Customer such part thereof as Customer will have paid, together with any interest refunded. Customer will pay to GE, upon demand

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

(including a reasonably detailed accounting), all expenses (including penalties, interest and attorney’s fees) incurred by GE in protesting payment and in endeavoring to obtain such refund.

4.3 Withholdings. All payments by Customer to GE under this Agreement will be free of all withholdings of any nature whatsoever except to the extent otherwise required by law, and if any such withholding is so required, Customer will pay an additional amount such that after the deduction of all amounts required to be withheld, the net amount received by GE will equal the amount that GE would have received if such withholding had not been required.

5.0 DISPUTE RESOLUTION, ARBITRATION

5.1 [*]

5.2 Exception. Either party may at any time, without inconsistency with this Article, seek from a court of competent jurisdiction any equitable, interim, or provisional relief to avoid irreparable harm or injury. This Article will not apply to and will not bar litigation regarding claims related to a party’s proprietary or intellectual property rights, not will this Article be construed to modify or displace the ability of the Parties to effectuate any termination contemplated in Article 13 of the Agreement. In addition, Customer may obtain services from another vendor if GE fails or refuses to provide Services hereunder in a timely fashion for reasons other than Customer’s default under the Agreement.

6.0 NONDISCLOSURE OF PROPRIETARY DATA

6.1 General. Unless otherwise specifically agreed upon in a written proprietary information agreement, any knowledge or information which one Party has disclosed or may hereafter disclose to the other incident to the Service of Engines will be deemed to be confidential or proprietary information and, accordingly, shall not be disclosed without the prior written consent of the disclosing Party. However, if any proprietary information or data is disclosed or received under this Agreement, it may be disclosed for purposes of this Agreement, on a need to know basis, to the other Party’s: corporate parent, affiliate, or subsidiary (as presently or hereafter constituted) and their directors, officers, agents and employees; engineering service provider; or consultants provided that such entities, persons, service providers or consultant are subject to obligations of confidentiality substantially similar to the terms hereunder.

6.2 Non-Disclosure. The existence of this Agreement and its general purpose may not be stated to others by either of the Parties without approval from the other, except, that the terms of this Agreement and any knowledge or information which either Party may disclose to the other with respect to pricing, design, manufacture, sale, use, repair, overhaul or Service of Engines will be deemed to be proprietary information, and will be held in confidence. Such information will not be reproduced, used or disclosed to others without the disclosing Party’s prior written consent, except to the extent required by government agencies and courts for official purposes. Disclosure to such government agencies and courts will be made only (a) upon thirty (30) Days advance written notice to the disclosing Party of such disclosure, so as to provide the disclosing Party the ability to obtain appropriate protective orders, and (b) with a suitable restrictive legend limiting further disclosure.

6.3 Exceptions. The preceding Section 6.2 will not apply to information which (a) is or becomes part of the general public knowledge or literature otherwise than as a result of breach of Customer’s obligations hereunder, or (b) was, as shown by written records, known to the non-disclosing Party prior to receipt from the disclosing Party, (c) is disclosed without restriction to the non-disclosing Party by a third party having the right to do so or (d) is required to be disclosed by law or court order, subject to the notice requirements set forth in Article 6.2.

6.4 Intellectual Property. Nothing contained in this Agreement will convey to either Party the right to use the trademarks of the other, or convey or grant to Customer any license under any patent owned or controlled by GE.

7.0 [*]

7.1 [*]

7.2 [*]

7.3 [*]

7.4 [*]

8.0 GENERAL PROVISIONS

8.1 [*]

8.2 Governing Law, Waiver of Immunity. The Agreement will be interpreted and applied in accordance with the substantive laws of the State of New York, without giving effect to its choice of law or conflict of law provisions, rules or procedures (except to the extent that the validity, perfection or creation of any lien or security interest hereunder and the exercise of rights or remedies with respect of such lien or security interest for a particular item of equipment are governed by the laws of a jurisdiction other than New York). With respect to any Customer who is incorporated or based outside the United States, to the extent that such Customer or any of its property becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding of any nature, Customer hereby irrevocably waives the application of such immunity and particularly, the U.S. Foreign Sovereign Immunities Act, 28 U.S.C. 1602, et. seq., insofar as such immunity relates to Customer’s rights and obligations in connection with this Agreement.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

8.3 Savings Clause. If any portion of this Agreement will be determined to be a violation of or contrary to any controlling law, rule or regulation issued by a court of competent jurisdiction, then that portion will be unenforceable in such jurisdiction. However, the balance of this Agreement will remain in full force and effect.

8.4 Beneficiaries. Except as herein expressly provided to the contrary, the provisions of this Agreement are for the Parties’ mutual benefit and not for the benefit of any third party.

8.5 Controlling Language. The English language will be used in the interpretation and performance of this Agreement. All correspondence and documentation arising out of or connected with this Agreement and any related purchase order(s), including Engine records and Engine logs, will be in the English language.

8.6 Non-Waiver of Rights and Remedies. Any failure or delay in the exercise of rights or remedies hereunder will not operate to waive or impair such rights or remedies. Any waiver given will not be construed to require future or further waivers.

8.7 Titles/Subtitles. The titles and subtitles given to the sections of the Agreement are for convenience. They do not limit or restrict the context of the article or section to which they relate.

8.8 Currency Judgment. This is an international transaction in which the specification of United States Dollars is of the essence. No payments required to be made under this Agreement will be discharged by payments in any currency other than United States Dollars, whether pursuant to a judgment, arbitration award or otherwise.

8.9 No Agency Fees. Customer represents and warrants that no officer, employee, representative or agent of Customer has been or will be paid a fee or otherwise has received or will receive any personal compensation or consideration by or from GE in connection with the obtaining, arranging or negotiation of this Agreement or other documents entered into or executed in connection herewith.

8.10 On-Site Representative. Subject to the following conditions, GE agrees to permit one Designated Representative, from time to time during the term of this Agreement, to enter onto its premises at the Designated Repair Station for the purpose of supporting the Services on Engines. GE will furnish such Designated Representative the use of a non-exclusive workspace, including the use of a local telephone line and parking accommodations. Costs incurred by such Designated Representative, including long distance telephone charges, fax or computer charges will be the responsibility of Customer, and if charged to GE in the first instance, will be invoiced to Customer.

8.11 No Agency. Nothing in this Agreement will be interpreted or construed to create a partnership, agency or joint venture between GE and Customer.

8.12 Entire Agreement. This Agreement, together with all Exhibits , contains and constitutes the entire understanding and agreement between the Parties hereto respecting the subject matter hereof, and supersedes and cancels all previous negotiations, agreements, representations and writings in connection herewith. This Agreement may not be released, discharged, abandoned, supplemented, modified or waived, in whole or in part, in any manner, orally or otherwise, except by a writing of concurrent or subsequent date signed and delivered by an authorized officer or representative of each of the Parties hereto making specific reference to this Agreement and the provisions hereof being released, discharged, abandoned, supplemented, modified or waived.

8.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which counterparts will be treated as the same binding agreement, which will be effective as of the date set forth on the first page hereof, upon execution and delivery by each Party hereto to the other Party of one or more such counterparts.

8.14 Governmental Authorization. Customer will be the importer and/or exporter of record and will be responsible for timely obtaining any import license, export license, exchange permit or other required governmental authorization relating to the Equipment. At Customer’s request and expense, GE will assist Customer in its application for any required U.S. export licenses. GE will not be liable if any authorization is not renewed or is delayed, denied, revoked or restricted, and Customer will not thereby be relieved of its obligation to pay for Services performed by GE. All transported Equipment will be subject to the U.S. Export Administration Regulations and/or International Traffic in Arms Regulations. Customer agrees not to dispose of U.S. origin items provided by GE other than in and to the country of ultimate destination and/or as identified in an approved government license or authorization, except as said laws and regulations may permit.

8.15 Time. Time is of the essence with respect to the performance of each party’s obligations under this agreement.

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page

Exhibit J – Warranty and Guarantee Assignment Letter

(Customer Letterhead)

(Date)

(Name and Address of Original Engine Manufacturer)

Attn:

Re:	Assignment of Third Party Warranty and Guarantees

Dear (Sir/Madam):

(Customer) and the (Original Engine Manufacturer) entered into Agreement Number              dated             , 20    , wherein (Customer) agreed to purchase a specified number of             aircraft engines and (Original Engine Manufacturer) agreed to provide certain warranties and guarantees with regard to said engines to (Customer).

(Customer) and GE Engine Services, Inc. have entered into a separate engine maintenance agreement Number              dated             20    , (“Maintenance Agreement”) for the maintenance, repair and overhaul of said engines. The Maintenance Agreement specifies that (Customer) shall, during the term of the Agreement, assign to GE Engine Services, Inc. the benefit of all warranties and certain guarantees applicable during the Term of the Agreement to the engines covered by the Maintenance Agreement only to the extent that they relate to the repair of the Engines. The guarantees to be assigned are: shop visit rate guarantee, exhaust gas temperature guarantee, extended new module and engine guarantee, extended ultimate life guarantee, extended campaign change guarantee, extended new parts guarantee, and vendor interface warranty.

This letter serves as official notification: 1) to (Original Engine Manufacturer) of Customer’s assignment of the applicable warranties and guarantees under the engine purchase agreement; and 2) to GE Engine Services, Inc. of (Customer)’s fulfillment of this obligation under the Maintenance Agreement.

(Original Engine Manufacturer), please indicate your concurrence with said assignment by signing in the space provided below and returning a copy of this letter to the undersigned.

(Signature Block)

RATE PER EFH	GE and AVIANCA PROPRIETARY INFORMATION

Subject to restrictions on the cover or first page